Exhibit 10.1

(Including Amendments

through February 2008)

3M

DEFERRED COMPENSATION PLAN

ARTICLE I

Purpose

The purpose of this Plan is to attract talented, competent and resourceful managers to 3M, and to provide a strong incentive for such management employees to remain with 3M by providing those management employees an opportunity to defer the receipt of a portion of their compensation, with the belief that such opportunity will permit those employees to increase their long-term financial security.

ARTICLE II

Definitions

For the purposes of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

2.1                                 ACCOUNTS.  “Accounts” means Deferred Income Accounts and Deferred Share Accounts.

2.2                                 BENEFICIARY.  “Beneficiary” means the person, persons or entity designated by the Participant, or as provided in Article VIII, to receive any death benefits payable under the Plan.

2.3                                 CLASS YEAR.  “Class Year” means the calendar year in respect of which Compensation is deferred under this Plan.  The “Class Year” for Performance Unit Plan awards shall be considered to be the first year of the Performance Period for the respective Performance Unit or Performance Share.

2.4                                 COMMITTEE.  “Committee” means the Compensation Committee of the Board of Directors of 3M.

2.5                                 COMPENSATION.  “Compensation” means the base salary, profit sharing, annual incentive (excluding any portion of such annual incentive payable in restricted stock units), Performance Unit Plan benefits or other incentive payments that the Committee may include from time to time, earned by a Participant during a Class Year before reduction for compensation deferred pursuant to the Plan.  However, “Compensation” shall exclude awards (except performance awards), foreign service premiums and allowances, stock option benefits, employer contributions to employee benefit plans, reimbursements or payments in lieu thereof and like payments.

2.6                                 DEFERRED INCOME ACCOUNT.  “Deferred Income Account” means the accounts maintained on the books of the Employer for each Participant pursuant to Article V.  A separate Deferred Income Account shall be maintained for each Participant for each Class Year.

2.7                                 DEFERRED SHARE ACCOUNT.  “Deferred Share Account” means the accounts maintained on the books of the Employer for each Participant pursuant to Article V.  A separate Deferred Share Account shall be maintained for each Participant for each Class Year that such Participant elects to defer payment of Performance Unit Plan awards payable in the form of shares of 3M common stock.

2.8                                 EMPLOYER.  “Employer” means 3M Company (“3M”), its affiliates and subsidiaries and any successor to the business thereof.

2.9                                 GROWTH FACTOR.  “Growth Factor” is the annual rate at which interest will be credited to (i) Participants’ Deferred Income Accounts for Class Year 2004 and all Class Years prior thereto in accordance with the provisions of Article VI, and (ii) that portion of each Participant’s Deferred Income Account for Class Year 2005 and all Class Years thereafter which such Participant elects to allocate to the investment fund whose rate of return is based on such Growth Factor. Unless and until changed by the Committee, the Growth Factor applied during each calendar year will be the average Citigroup 10 Year AAA Industrial Corporate Bond Rating for New Issues for the four-week period ending with the last week ending in October of the previous year.

2.10                           PARTICIPANT.  “Participant” means any management employee employed by an Employer who meets the requirements of paragraph 4.1 and who elects to participate in this Plan in accordance with the requirements of paragraph 4.2.

2.11                           PLAN.  “Plan” means the 3M Deferred Compensation Plan.

2.12                           PLAN ADMINISTRATOR.  “Plan Administrator” means the person to whom the Committee has delegated the authority and responsibility for administering the Plan.  Unless and until changed by the Committee, the Plan Administrator of the Plan shall be 3M’s Staff Vice President, Compensation and Benefits or her successor.

2.13                           UNFORESEEABLE FINANCIAL EMERGENCY.  “Unforeseeable Financial Emergency” means an unexpected extreme financial emergency beyond the control of the Participant (e.g., severe illness of a dependent, impending bankruptcy), which results in the Participant’s extreme need for cash.

2.14                           VALUATION DATE.  Effective January 1, 2006, “Valuation Date” shall have the same meaning as that term is defined for purposes of the VIP.

2.15                          VIP.  “VIP” means the 3M Voluntary Investment Plan and Employee Stock Ownership Plan, as it may be amended from time to time.

ARTICLE III

Effective Date

The provisions of this Plan shall take effect on September 1, 1985.  Calendar year 1986 shall be the first Class Year during which the Employer will defer the payment of any Compensation that may be earned while a Participant’s election to participate is in effect hereunder.  This Plan shall continue in operation and effect until 3M terminates it in accordance with the provisions of paragraph 10.2.

ARTICLE IV

Participation

4.1                                 ELIGIBILITY.  Each management employee of the Employer subject to U.S. income taxation shall be eligible to participate in the Plan for a Class Year if as of the November 1st immediately prior to such Class Year such employee is both employed in a Leadership (L3, L2, L1 or CEO, or the equivalent) job level position and eligible for and covered by one or more of the profit sharing, management objective or annual incentive plans of 3M.

4.2                                 ELECTION TO PARTICIPATE.  In order to make contributions under the Plan for any Class Year, an employee who meets the eligibility requirements of paragraph 4.1 must elect to participate via the Plan’s Internet site.  To be effective, an employee’s election to participate for a Class Year must specify the amount of his or her Compensation to be deferred, select the time and form of payment of the amount deferred and the earnings thereon, specify the investment fund or funds in which such deferred amounts are to be treated as being invested, and provide such other information as the Plan Administrator may require.  The time period during which elections to participate will be accepted for each Class Year will be established by the Plan Administrator, but in no event will any election be accepted after the beginning of the Class Year to which such election relates; provided, however, that elections to participate with respect to 2005 Performance Unit Plan awards may be made no later than December 31, 2005 and elections to participate with respect to 2006 and subsequent Performance Unit Plan awards may be made no later than the effective date of such awards.

4.3                                 PERIOD OF PARTICIPATION.  Each employee’s election to participate made in accordance with the provisions of paragraph 4.2 will remain in effect for the one-year period which begins on the first day of the respective Class Year and ends on the last day of such Class Year.  Each employee who has elected to participate in this Plan and on whose behalf Compensation has been deferred and credited to an Account shall continue to be a Participant until all amounts credited to all of the Participant’s Accounts have been distributed, or until the Participant’s death, if earlier.

4.4                                 WAIVER OF DEFERRAL.  The Committee may, in its sole discretion, grant a waiver or suspension of a Participant’s election to participate for a Class Year, for such time as the Committee may deem necessary, upon a finding that the Participant has suffered an Unforeseeable Financial Emergency.

ARTICLE V

Deferred Compensation

5.1                                 AMOUNTS DEFERRED.  For any Class Year, a Participant may defer any whole percentage (but no more than 50% of base salary) of all or any portion of the Compensation earned by such Participant during the Class Year; provided, however, that the maximum amount of any Compensation payment that may be deferred by a Participant shall be limited to the amount otherwise payable to such Participant after the deduction of the appropriate withholding taxes.

The minimum amount that may be deferred by any Participant shall be $1,000 per Class Year.  If the amount deferred does not reach the $1,000 minimum, the Participant’s election to participate herein for that Class Year will be voided and any amounts deferred paid to the Participant.

5.2                                 AMOUNTS CREDITED TO ACCOUNT.  For each Participant and each Class Year that the Participant elects to defer Compensation hereunder the Employer shall establish on its books a Deferred Income Account and/or a Deferred Share Account, as appropriate, to which the amounts deferred in accordance with paragraph 5.1 shall be credited at such times as are in accordance with the standard payroll procedures of the Participant’s Employer.  The amount credited to a Participant’s Deferred Income Account and/or Deferred Share Account shall equal the amount deferred, except that the amount credited may be reduced, at the discretion of the Committee, to the extent that the Employer is required to withhold any taxes or other amounts from the Participant’s deferred compensation pursuant to any federal, state or local law.

5.3                                 VESTING OF DEFERRED ACCOUNTS.  A Participant shall always be 100% vested in the value of his or her Deferred Income Account(s) and Deferred Share Account(s).

ARTICLE VI

Accounts

6.1                                 EARNINGS ON ACCOUNTS.  (a) Each Participant’s Deferred Income Account(s) shall be credited with investment earnings or losses based on the performance of (i) for Class Year 2004 and Class Years prior thereto, the Growth Factor, and (ii) for Class Year 2005 and Class Years subsequent thereto, the Growth Factor and the VIP investment funds selected by such Participant at the time he or she elected to participate in the Plan or subsequent thereto.  The investment funds available to Participants in the Plan with respect to Deferred Income Accounts for Class Years 2005 and thereafter will be the Growth Factor and the same investment funds available to participants in the VIP, excluding the 3M Stock Fund and the VIP’s brokerage window.  Participants may allocate the amounts credited to their Deferred Income Account(s) for Class Years 2005 and thereafter among such investment funds in whole percentages of from one percent to one hundred percent.  The deemed investment earnings or losses on such VIP funds for purposes of this Plan shall equal the actual rate of return on such funds in the VIP net of any fees or expenses chargeable thereto, including but not limited to management fees, trustee fees, recordkeeping fees and other administrative expenses.

                                                                (b)  Each Participant’s Deferred Share Account(s) shall be credited with the return on shares of 3M common stock, including reinvested dividends.

6.2                                 CHANGES IN INVESTMENT FUND ALLOCATIONS.  For Class Years 2005 and thereafter, Participants may change the investment funds among which their Deferred Income Account balances or future deferrals are allocated at any time, subject to such rules as may be established by the Plan Administrator.  Allocation changes may only be made using the Plan’s Internet site or by speaking with a representative of the Plan’s recordkeeper.  No investment fund changes may be made at any time with respect to Deferred Income Accounts for Class Year 2004 or Class Years prior thereto, or with respect to Deferred Share Accounts.

6.3                                 VALUATION OF ACCOUNTS.  The Accounts of each Participant shall be revalued as of each Valuation Date.  As of each Valuation Date, the value of each Account shall consist of the balance of such Account as of the immediately preceding Valuation Date, increased by amounts deferred and credited thereto since the immediately preceding Valuation Date pursuant to paragraph 5.2, increased or decreased (as the case may be) by the amount of deemed investment earnings or losses credited to the investment funds selected by the Participant (or to the Growth Factor, in the case of Deferred Income Accounts for Class Year 2004 and Class years prior thereto, or to the return on shares of 3M common stock, including reinvested dividends, in the case of Deferred Share Accounts) since the preceding Valuation Date, and decreased by the amount of all distributions, if any, made from such Account since the preceding Valuation Date.

6.4                                STATEMENT OF ACCOUNTS.  As soon as administratively feasible following the end of each Class Year, the Plan shall deliver to each Participant a statement of such Participant’s Accounts in the Plan.

ARTICLE VII

Distribution of Accounts

7.1                                 DISTRIBUTION DATE AND METHOD.  As part of the election to participate herein for each Class Year, the Participant shall specify the date (hereinafter referred to as the “Distribution Date”) upon which the Employer will commence payment of the amounts credited to the respective Account and the method of paying such amounts.  A Participant must select one of the following Distribution Dates:

(a)                      During the month of January of any calendar year following the end of the year following the Class Year during which deferred Compensation is credited to such Account; provided, however, that with respect to elections to defer the payment of Performance Unit Plan awards, the available Distribution Dates under this paragraph 7.1(a) shall be the month of January of any calendar year following the end of the year following the end of the Performance Period for the respective Performance Unit or performance shares.

(b)                     During the month of January of any one of the first through the tenth calendar years following the Participant’s retirement from service with the Employer.

A participant must also select one of the following methods of payment in each election to participate herein:

(c)                      A single lump sum distribution.

(d)                     Ten or fewer annual installments (the amount of such installment payments shall be computed by multiplying the balance in the Account on each date of payment by a fraction, the numerator of which is one and the denominator of which equals the remaining number of scheduled annual installment payments).

No Participant’s election to participate for any Class Year shall require the Plan to make any payment more than 10 years after the month of January of the calendar year following the Participant’s retirement from service with the Employer.  Each payment from a Participant’s Deferred Income Account shall be made in cash, and shall be charged against the balance in such Deferred Income Account.  Each payment from a Participant’s Deferred Share Account shall be made in whole shares of 3M common stock and cash for any fractional share, and shall be charged against the balance in such Deferred Share Account.  When the Plan makes a distribution of less than the entire balance of a Participant’s Deferred Income Account attributable to Class Year 2005 or any Class Year thereafter, the distribution shall be charged pro rata against each of the investment funds to which the Account is then allocated.

7.2                                 DISTRIBUTION WHILE STILL AN EMPLOYEE.  If a Participant is still employed by the Employer at the Distribution Date for any Account, the entire balance of such Account at the Distribution Date (plus any deemed investment earnings or losses credited to such Account thereafter) shall be paid to the Participant commencing on such date and in accordance with the method of payment chosen by the Participant.

7.3                                 DISTRIBUTION FOLLOWING TERMINATION OF EMPLOYMENT.  If a Participant’s employment with the Employer is terminated for any reason other than death or retirement, the value of such Participant’s Accounts shall be determined no later than the Valuation Date immediately following the date of termination and shall be paid to the Participant in a lump sum as soon as administratively feasible; provided, however, that for Deferred Income

Accounts and Deferred Share Accounts attributable to Class Year 2002 and all Class Years thereafter, no distribution shall be made prior to the six-month anniversary of the date of termination of the Participant’s employment.

7.4                                 DISTRIBUTION FOLLOWING RETIREMENT.  If a Participant retires from service with the Employer prior to the Distribution Date for any Account, the entire balance of such Account at the Distribution Date (plus any deemed investment earnings or losses credited to such Account thereafter) shall be paid to the Participant (or Beneficiary) commencing on such Distribution Date and in accordance with the method of payment chosen by the Participant; provided, however, that, for Deferred Income Accounts and Deferred Share Accounts attributable to Class Year 2002 and all Class Years thereafter, in the event such Distribution Date would be less than six months following the date of the Participant’s retirement from service with the Employer, such Participant’s Distribution Date shall be and payment of such Account shall begin during the month of July of the calendar year following the year in which such Participant retires from service with the Employer; and provided further, that in no event shall the portion of any Participant’s Deferred Income Account(s) or Deferred Share Account(s) attributable to deferred Performance Unit Plan benefits be paid before the corresponding Payment Date(s) for such benefits under the provisions of the 3M Performance Unit Plan.

7.5                                 DISTRIBUTION FOLLOWING DEATH.  Upon the death of a Participant prior to the Distribution Date for any Account, such Account shall be paid to the Participant’s Beneficiary in accordance with paragraph 7.2 as if the Participant had selected a Distribution Date of the day before the Participant’s death.  Upon the death of a Participant after the Distribution Date for any Account, the remaining balance (if any) of such Account shall be paid to the Participant’s Beneficiary in accordance with the method of payment chosen by the Participant.

7.6                                 UNFORESEEABLE FINANCIAL EMERGENCY DISTRIBUTION.  Upon finding that a Participant has suffered an Unforeseeable Financial Emergency, the Committee may, in its sole discretion, permit the Participant to withdraw an amount from his or her Account(s) sufficient to alleviate the emergency.

7.7                                 WITHHOLDING; PAYROLL TAXES.  To the extent required by the laws in effect at the time payments are made, the Employer shall withhold from payments made hereunder any taxes required to be withheld for federal, state or local government purposes.

ARTICLE VIII

Designation of Beneficiaries

8.1                                 BENEFICIARY DESIGNATION.  Each Participant shall have the right at any time to designate any person, persons, or entity, as Beneficiary or Beneficiaries to whom payment of the Participant’s remaining Accounts shall be made in the event of the Participant’s death.  Any designation filed under the Plan may be revoked or changed by written instrument so signed and filed prior to the Participant’s death.

8.2                                 BENEFICIARY PREDECEASES PARTICIPANT.  If a Participant designates more than one person to receive such Participant’s death benefit and any Beneficiary shall predecease the Participant, the Committee shall distribute the deceased Beneficiary’s share to the surviving designee or designees proportionately, as the portion designated by the Participant for each bears to the total portion designated for all survivors.

8.3                                 ABSENCE OF EFFECTIVE DESIGNATION.  If a Participant files no designation or revokes a designation previously filed without filing a new designation, or if all persons designated shall predecease the Participant, the Committee shall distribute the balance of the Participant’s respective Account(s) in the manner determined in accordance with the Participant’s designation in effect with respect to the Participant’s non-optional life insurance benefits provided for 3M salaried and union-free hourly employees or, in the event there is no effective designation with respect to such non-optional life insurance benefits or all persons designated thereunder predecease the Participant, in accordance with the provisions of the non-optional life insurance benefits plan which apply to such contingencies.

8.4                                 DEATH OF BENEFICIARY.  If a Beneficiary to whom payments hereunder are to be made pursuant to the foregoing provisions of this Article VIII survives the Participant but dies prior to complete distribution to the Beneficiary of the Beneficiary’s share,

(a)                      unless the Participant has otherwise specified in his or her designation, the Committee shall distribute the undistributed portion of such Beneficiary’s share to such person or persons, including such Beneficiary’s estate, as such Beneficiary shall have designated in a writing signed by such Beneficiary and filed with the Committee prior to such Beneficiary’s death (which designation shall be subject to change or revocation by such Beneficiary at any time); or

(b)                     if the Participant’s designation specifies that such Beneficiary does not have the power to designate a successor Beneficiary or if such Beneficiary is granted such power but fails to designate a successor Beneficiary prior to such Beneficiary’s death, the Committee shall distribute the undistributed portion of such Beneficiary’s share to such Beneficiary’s estate.

8.5                                 BENEFICIARY DISCLAIMER.  Notwithstanding the foregoing provisions of this Article VIII, in the event a Beneficiary, to whom payments hereunder would otherwise be made, disclaims all or any portion of that Beneficiary’s interest in such payments, such disclaimed portion of such Beneficiary’s interest in such payments shall pass to the person or persons specified by the Participant to take such disclaimed interest.  In the event the Participant did not specify a person or persons to take disclaimed interests, such disclaimed portion of such Beneficiary’s interest in such payments shall pass to the person or persons who would be entitled thereto pursuant to the Participant’s designation or the designation made with respect to the non-optional life insurance benefits plan referenced above, whichever is applicable pursuant to the foregoing provisions of this Article VIII, if such Beneficiary had died immediately preceding the death of the Participant.

ARTICLE IX

Administration

This Plan shall be administered by the Plan Administrator, under the supervision and direction of the Committee.  The Committee shall have full power to formulate additional details and regulations for carrying out this Plan.  Both the Plan Administrator and the Committee shall also be empowered to make any and all other determinations not herein specifically authorized which may be necessary or desirable for the effective administration of the Plan.  Any decision or interpretation of any provision of this Plan adopted by the Plan Administrator or the Committee shall be final and conclusive.

ARTICLE X

Amendment and Termination of Plan

10.1                           RIGHT TO AMEND.  3M or the Committee may at any time amend or modify the Plan in whole or in part; provided, however, that no amendment or modification shall adversely affect the rights of any Participant or Beneficiary acquired under the terms of the Plan as in effect prior to such action.  The consent of any Participant, Beneficiary, Employer or other person shall not be a requisite to such amendment or modification of the Plan.

10.2                           TERMINATION.  While it expects to continue this Plan indefinitely, 3M reserves the right to terminate the Plan at any time and for any reason.  Upon the termination of the Plan, all elections to participate in the Plan and defer Compensation hereunder will be revoked, and the amounts already credited to existing Accounts will be distributed to the Participants in accordance with the provisions of Article VII.

ARTICLE XI

General Provisions

11.1                           UNSECURED GENERAL CREDITOR.  No Employer shall have any obligation to set aside funds, or otherwise make any special provision for its liability, with respect to amounts that are credited to any Accounts, prior to the time that it is required to distribute such amounts pursuant to Articles V and VII.  Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.  Each Participant (or Beneficiary) shall be an unsecured general creditor of the Participant’s Employer with respect to amounts credited to the Participant’s Accounts.

11.2                           NONASSIGNABILITY.  Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder.  All payments and the rights to all payments are expressly declared to be nonassignable and nontransferable.  No part of the amounts payable hereunder shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments or decrees, or transferred by operation of law in the event of a Participant’s or any Beneficiary’s bankruptcy or insolvency.

11.3                           NOT A CONTRACT OF EMPLOYMENT.  The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Employer and any Participant, and the Participants (or their Beneficiaries) shall have no rights against the Employer except as may otherwise be specifically provided herein.  Moreover, nothing in this Plan shall be deemed to give any Participant the right to be retained in the service of the Employer or to interfere with the right of the Employer to discipline or discharge such Participant at any time for any reason whatsoever.

11.4                           TERMS.  Wherever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or in the singular, as the case may be, in all cases where they would so apply.

11.5                           CAPTIONS.  The captions of the articles and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

11.6                           GOVERNING LAW.  The provisions of this Plan shall be construed and interpreted according to the laws of the State of Minnesota.

11.7                           VALIDITY.  In case any provision of this Plan shall be ruled or declared invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

11.8                           NOTICE.  Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the Committee at the principal office of 3M Company.  Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

11.9                           SUCCESSORS.  The provisions of this Plan shall bind and inure to the benefit of the Employer and its successors and assigns.  The term successors as used herein shall include any corporation or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Employer, and successors of any such corporation or other business entity.

11.10                     INCOMPETENT.  In the event that it shall be found upon evidence satisfactory to the Committee that any Participant or Beneficiary to whom a benefit is payable under this Plan is unable to care for his or her affairs because of illness or accident, any payment due (unless prior claim therefore shall have been made by a duly authorized guardian or other legal representative) may be paid, upon appropriate indemnification of the Committee, to the spouse or other person deemed by the Committee to have accepted responsibility for such Participant or Beneficiary.  Any such payment made pursuant to this paragraph 11.10 shall be in complete discharge of any liability therefore under the Plan.

ARTICLE XII

Change in Control

12.1                           DEFINITIONS.  For purposes of this Article XII, the following words and phrases shall have the meanings indicated below, unless the context clearly indicates otherwise:

(a)                      “Person” shall have the meaning associated with that term as it is used in Sections 13(d) and 14(d) of the Act.

(b)                     “Affiliates and Associates” shall have the meanings assigned to such terms in Rule 12b-2 promulgated under Section 12 of the Act.

(c)                      “Act” means the Securities Exchange Act of 1934.

(d)                     “Continuing Directors” shall have the meaning assigned to such term in Article Thirteenth of the Company’s Certificate of Incorporation, as amended.

(e)                      “Code” means the Internal Revenue Code of 1954, as amended.

(f)                        “Company” means 3M Company, a Delaware corporation.

12.2                           TERMINATION UPON CHANGE IN CONTROL.  This Plan shall terminate and the Company shall immediately distribute in cash to the respective Participants the amounts credited to all existing Accounts upon the occurrence of a Change in Control of the Company.

12.3                           DEFINITION OF CHANGE IN CONTROL.  For purposes of this Article XII, a Change in Control of the Company shall be deemed to have occurred if:

(a)                      any Person (together with its Affiliates and Associates), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the “beneficial owner” (as that term is defined in Rule 13d-3 promulgated under the Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities, unless a majority of the Continuing Directors of the Company’s Board of Directors prior to that time have determined in their sole discretion that, for purposes of this Plan, a Change in Control of the Company has not occurred; or

(b)                     the Continuing Directors of the Company’s Board of Directors shall at any time fail to constitute a majority of the members of such Board of Directors.

12.4                           GROSS UP FOR EXCISE TAX.  In the event that the payments made pursuant to this Article XII are finally determined to be subject to the excise tax imposed by Section 4999 of the Code, the Company shall pay to each Participant an additional amount such that the net amount retained by such Participant, after allowing for the amount of such excise tax and any additional federal, state and local income taxes paid on the additional amount, shall be equal to the value of the Accounts distributed to such Participant pursuant to this Article XII.

12.5                           REIMBURSEMENT OF FEES AND EXPENSES.  The Company shall pay to each Participant the amount of all reasonable legal and accounting fees and expenses incurred by such Participant in seeking to obtain or enforce his rights under this Article XII or in connection with any income tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to the payments made pursuant to this Article XII, unless a lawsuit commenced by the Participant for such purposes is dismissed by the court as being spurious or frivolous.  The Company shall also pay to each Participant the amount of all reasonable tax and financial planning fees and expenses incurred by such Participant in connection with such Participant’s receipt of payments pursuant to this Article XII.